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                                                                   EXHIBIT 10.2A
                                   SUBLEASE
                                   --------


1.   PARTIES.
     This Sublease, dated as of January 1, 1999, is made between Anchor Pacific Underwriters, Inc. ("Sublessor"), and Talbot Agency of California, Inc. ("Sublessee").

2.   MASTER LEASE.
     Sublessor is the lessee under a written lease dated October 29, 1990, wherein Sutter Square ("Lessor") leased to Sublessor the real property located in the City of Concord, County of Contra Costa, State of California, described as certain portions of the fifth (5th) floor in the 9 story office building located on the corner of a city block with Sutter Street and Clayton Road ("Master Premises"). Said lease has been amended by the following amendments: First Amendment to Lease dated June 10, 1991, providing additional rentable square footage approximately 2,592 on the fourth (4th) floor; Second Amendment to Lease dated April 16, 1994, providing rentable square footage of approximately 8,027 on the fifth (5th) floor; and Third Amendment to Lease dated September 9, 1994, providing additional rentable square footage of approximately 2,665 on the fifth
     (5th) floor; said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.   PREMISES.
     Sublessor hereby subleases to Sublessee on the terms and conditions set forth in the Sublease the following portion of the Master Premises ("Premises"): An approximate ten thousand six hundred ninety two (10,692) rentable square foot portion as "hatch" marked on Exhibit "B" attached hereto.

4.   WARRANTY BY SUBLESSOR.
     Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and the Sublessor has no knowledge of any claim by lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM.
     The Term of this Sublease shall commence on January 1, 1999 ("Commencement Date"), or when Lessor consents to the Sublease (if such consent is required under the Master Lease), which ever shall last occur, and end on October 31, 2004 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Sublessee may terminate this Sublease at any time by giving Sublessor six (6) months written notice. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession

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     of the Premises ("Possession") shall be delivered to Sublease on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublesses's intention to cancel this sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver possession to sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.   RENT.
     Minimum Rent. Sublessee shall pay Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 1800 Sutter Street, #400, Concord, CA 94520 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, as follows:

          1/1/99 - 10/31/99 $1.40 per rentable square foot per month 11/1/99 - 10/31/04 $1.75 per rentable square foot per month

     Sublessor will, in addition, pay the amount of any rental adjustments as and when hereinafter provided in the Master Lease.

     Notwithstanding, any other provisions of this Lease, any installment of Minimum Rent or additional charges not paid to Landlord when due hereunder, shall bear interest from the date due until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lessor of (i) two percent (2%) above the rate on interest established by Bank of America N.T.&S.A. at its San Francisco headquarters for 90-day unsecured loans to corporate borrowers with the highest credit standing, adjusted monthly on the first day of each month, such adjustment to be effective for the following month, and (ii) the highest rate permitted by law. The payment of such interest shall not constitute a waiver of any default by Sublessee hereunder.

7.   SECURITY DEPOSIT.
     Sublessee shall deposit with Sublessor upon execution of the Sublease the sum of

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     fourteen thousand nine hundred sixty eight dollars and eighty cents
     ($14,968.80) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss of damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   USE OF PREMISES.
     The Premises shall be used and occupied only for office purposes, and for no other use or purpose.

9.   ASSIGNMENT AND SUBLETTING.
     Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10.  OTHER PROVISION OF SUBLEASE.
     All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following:
     ___________________________________________________________________
     ___________________________________________________________________
     __________________________________________________________________.
     Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with
     Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the

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     Master Lease terminates, the Sublease shall terminate and the parties shall be relieved of any further liability or obligation under the Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master
     Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

11.  ATTORNEYS' FEES.
     If Sublessee or Sublessor shall commence an action against the other arising out or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  RESERVED PARKING SPACES.
     Sublessor grants Sublessee seven (7) reserved parking spaces. Said reserved parking spaces are currently billed in the amount of $30.00 per space. Sublessee to reimburse Sublessor monthly in the amount of $210.00. If for any reason the cost to Sublessor for said reserved parking spaces is increased, Sublessee's cost will be adjusted accordingly.

13.  INSURANCE.
     Sublessee shall name both Sutter Square Assoc., LLC and Sublessor as "additional insureds" on a standard business liability policy of limits not less that two million dollars ($2,000,000.00) per occurrence and aggregate.

14.  NOTICES.
     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

     To Sublessor:   1800 Sutter Street, Suite 400, Concord, Ca   94520

     To Sublessee:   "The Leased Premises"

15.  CONSENT BY LESSOR.
     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS

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     CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH
     CONSENT IS REQUIRED UNDER THE TERMS OF MASTER LEASE.


16.  COMPLIANCE.
     The parties hereto agree to comply with all applicable federal, state, and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disability Act.

Sublessor: Anchor Pacific Underwriters,    Sublessee: Talbot Agency of
           Inc.                                       California, Inc.

By:    /s/ J.R. Dunathan                   By:     /s/ Kirk Christ
   --------------------------------           -----------------------------

Title: President/C.E.O.                    Title:  President
      -----------------------------              --------------------------

By:    N/A                                 By:     N/A
   --------------------------------           -----------------------------

Title:                                     Title:

Date:  3/23/99                             Date:   3/15/99
     ------------------------------             ---------------------------


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                 [THE CRANBROOK GROUP LETTERHEAD APPEARS HERE]


              LANDLORD'S CONSENT TO SUBLEASE (LANDLORD'S CONSENT)


March 31, 1999


Mrs. Martha Scrivens
ANCHOR PACIFIC UNDERWRITERS, INC.
1800 Sutter Street, Suite 400
Concord, CA  94520

RE:     LANDLORD'S CONSENT TO SUBLEASE ("LANDLORD'S CONSENT")

Dear Martha:

        We are in receipt of your sublease dated January 1, 1999 ("Sublease") by and between Anchor Pacific Underwriters, Inc., as sublessor ("Sublessor") and Talbot Agency of California, Inc., as sublessee ("Sublessee") for the premises commonly known as Sutter Square, 1800 Sutter Street, Suite 500, Concord, California, measuring approximately 8,027 square feet ("Premises"). Sublessor leases the Premises from Sutter Square Associates, LLC ("Landlord") pursuant to that certain lease dated October 29, 1990, as amended by the First Amendment To Office Lease dated June 10, 1991, and amended by Second Amendment To Office Lease dated April 16, 1994, and amended by Third Amendment To Lease dated September 9, 1994, made by and between Landlord and or Landlord's successors-in-interest to Sutter Square--California LTD, a California Limited Partnership, successors-in-interest to Societe Generale, a California Corporation (collectively the "Lease").

        Landlord hereby consents to the Sublease of the Lease by Sublessor to Sublessee as set forth in the Sublease, subject to the following agreements between Landlord, Sublessor, and Sublessee.

        1. Character of Consent: This Landlord's Consent is not and should not be deemed or construed as, a consent to any other Sublease or subletting. This Landlord's Consent shall not be deemed or construed to modify, waive, or alter any of the terms, provisions, convenants, or conditions of the Lease, waive any breach thereof or any of the rights of Landlord thereunder, or enlarge or increase Landlord's obligation under the Lease.


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        2.  Scope of Conditions of Consent:  In granting this Landlord's
Consent, it is understood and agreed that: (1) Landlord does not consent to nor approve any term, provision, covenant or condition contained in the Sublease and Landlord shall not be bound thereby; (2) no rights shall be granted to Sublessee under the Sublease which are greater than those granted to Sublessor under the Lease; and (3) the Sublease shall be subordinate to the Lease and this Landlord's Consent and in the event of any conflict between the terms and provisions of the Lease or the Landlord's Consent and the terms and provisions of the Sublease, the terms and provisions of the Lease or the Landlord's Consent, as applicable, shall prevail.

        3. Assumption of Lease Obligations: Sublessee hereby expressly assumes and agrees to perform and comply with, for the benefit of Landlord, each and every obligation of Sublessor under the Lease. Neither the foregoing assumptions by Sublessee, the Sublease, nor the Landlord's Consent, shall release or discharge Sublessor from any liability under the Lease including, without limitation, the payment of rent and other amounts when and as due under the Lease, and Sublessor shall remain liable and responsible for the full performance and observance of all of the terms, provisions, covenants, and conditions set forth in the Lease to be performed by the tenant thereunder. Any breach or violation of any provision or obligation of the tenant under the Lease shall be deemed an event of default by Sublessor and Sublessee under the Lease, and Landlord, at its election, may proceed directly against Sublessee without first exhausting Landlord's remedies against Sublessor.**

        4. Bonus Value: Sublessor and Sublessee, by signing below, acknowledge and agree, pursuant to paragraph 5.08 of the Lease, that Landlord is entitled to ninety percent (90%) of any rent or other consideration in excess of Rent payable under the Lease, that is realized under the Sublease.

        5. No Obligations of Landlord: In no event shall Landlord be liable for any cost or obligation of any kind or nature whatsoever arising from or in connection with the Sublease including, without limitation, brokerage commissions, or improvements to the Premises. Sublessor and Sublessee hereby agree to indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, costs and expenses (including attorney's fees) which Landlord may incur as a result of any claim to pay any person or entity any commission, finder's fee or other charge in connection with the Sublease.

** The Sublessee's responsibility and liability in relation to the breach or violation is limited to the extent of their subleased portion of the building.




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        Please acknowledge your agreement with the terms and conditions set forth in this Landlord's Consent by executing the acknowledgment and consent set forth below.

Very truly yours,

Cranbrook Realty Investment Fund
By:  Cranbrook Equity Investment Fund, General Partner


/s/ Kevin M. FitzPatrick
-------------------------------
Kevin M. FitzPatrick
Vice President, Operations

        THE UNDERSIGNED HEREBY AGREE AND CONSENT TO THE TERMS AND CONDITIONS IN THE FOREGOING LANDLORD'S CONSENT.


ANCHOR PACIFIC UNDERWRITERS, INC.:

By:  /s/ J.R. Dunathan
    ---------------------------
    J.R. Dunathan

Its:  President/C.E.O.
     --------------------------
     President/C.E.O.

TALBOT AGENCY OF CALIFORNIA, INC.:

By:  /s/ Kirk Christ
    ---------------------------
    Kirk Christ

Its:   President
     --------------------------
      President